UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 15, 2010
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-8077
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     On April 15, 2010, MGM MIRAGE (the “Company”), a Delaware corporation, entered into a purchase agreement for the sale of $1.0 billion in aggregate principal amount of its 4.25% convertible senior notes due 2015 (the “Notes”) in a private offering to qualified institutional buyers in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company has granted to the initial purchasers an option to purchase up to $150 million in aggregate principal amount of additional Notes to cover over-allotments, if any. The Notes will be the Company’s senior unsecured obligations, guaranteed by substantially all of the Company’s wholly-owned domestic subsidiaries, which also guarantee the Company’s other senior indebtedness, and equal in right of payment with, or senior to, all existing or future unsecured indebtedness of the Company and each guarantor. The Notes will be issued pursuant to an indenture among the Company, the guarantors and U.S. Bank National Association, as trustee, to be entered into in connection with the closing of the offering, which is expected to occur on April 20, 2010, subject to the satisfaction of customary closing conditions.
     The Notes will pay interest semi-annually at a rate of 4.25% per annum and mature on April 15, 2015. The Notes will be convertible at an initial conversion rate of approximately 53.83 shares of the Company’s common stock per $1,000 principal amount of the Notes, representing an initial conversion price of approximately $18.58 per share of the Company’s common stock and a conversion premium of 27.5% based on the last reported sale price per share of the Company’s common stock on the New York Stock Exchange on April 15, 2010 of $14.57 per share. The initial conversion rate is subject to adjustment under certain circumstances. The Notes will be convertible into shares of the Company’s common stock at any time prior to the close of business on the third scheduled trading day immediately preceding the maturity date of the Notes.
     The Company estimates that the net proceeds from the offering will be approximately $975.6 million (or approximately $1.12 billion if the initial purchasers exercise in full their option to purchase additional Notes) after payment of the initial purchasers’ discounts and offering expenses.
     The Notes, and any shares of the Company’s common stock issuable upon conversion of the Notes, have not been registered under the Securities Act, or any state securities law and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company is offering and selling the Notes to the initial purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, and any shares of the Company’s common stock issued upon conversion of the Notes will also be issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act or by Section 3(a)(9) of the Securities Act. The Notes, and any shares of the Company’s common stock issuable upon conversion of the Notes, will be offered by the initial purchasers only to “qualified institutional buyers” under Rule 144A of the Securities Act.
Item 8.01 Other Events.
     On April 15, 2010, the Company issued a press release announcing that it has priced its private offering of $1.0 billion in aggregate principal amount of 4.25% convertible senior notes due 2015. A copy of the press release is attached hereto as Exhibit 99.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

No.	Description

99	Text of the press release of the Company dated April 15, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: April 15, 2010	By:	/s/ Troy E. McHenry
Troy E. McHenry
Vice President — Legal Affairs

INDEX TO EXHIBITS

No.	Description

99	Text of the press release of the Company dated April 15, 2010.

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